July 22, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

 Commissioners:

We have read Vystar Corporation’s statements included within Item 4.01 of its Form 8-K dated July 22, 2013, and we agree with such statements concerning our firm.